Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion of our Independent Auditors’ Report dated February 25, 2006 on the consolidated balance sheets of Barrier Systems. Inc. and Subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended in the Form 8-K/A to be filed by Lindsay Manufacturing Co. on August 11, 2006 with the Securities and Exchange Commission.
/s/ ARMANINO McKENNA LLP
San Ramon, California
August 11, 2006